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                              Amendment No. 1 to
                           Stock Purchase Agreement
                           ------------------------

     THIS AMENDMENT NO. 1 is entered into as of November 4, 1998, between Riverside Group, Inc., a Florida corporation (the "Seller"), and Imagine Investments, Inc., a Delaware corporation ("Purchaser").

                                   Preamble
                                   --------

     The Seller and the Purchaser are parties to that certain Stock Purchase Agreement dated as of October 5, 1998 (the "Agreement") and desire to modify certain of the provisions thereof as set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration hereinafter set forth, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used herein without definition that are defined in the Agreement shall have the same meanings herein as therein.

     2. Amendment of Section 1.02 of the Agreement. Section 1.02(b) of the Agreement is hereby amended as follows:

     (a) The reference to "November 4" contained in the first sentence (but not anywhere else) is hereby changed to "November 19."

     (b) The reference to "November 14" is hereby changed to "November 30."

     3. Miscellaneous. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the extent not inconsistent with this Amendment No. 1, the Agreement remains in full force and effect. The Agreement, as amended by this Amendment No. 1, supersedes all prior negotiations and agreements (written or oral) among the parties with respect to the subject matter covered thereby and constitutes the entire understanding among the parties thereto.


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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf, by an officer thereunto duly authorized, all as of the date first above written.

                                       IMAGINE INVESTMENTS, INC.


                                       By /s/ Harry T. Carneal
                                          ------------------------------------
                                          Name:   Harry T. Carneal
                                          Title:  Director
                                                  "Purchaser"



                                       RIVERSIDE GROUP, INC.


                                       By /s/ J. Steven Wilson
                                          ------------------------------------
                                          Name:   J. Steven Wilson
                                          Title:  President
                                                  "Seller"

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